Testing the Waters Materials Related to Series #MEEB11275

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#MEEB11275

MEEBIT #11275 (NFT)

THIS INITIAL OFFERING IS COMING SOON!

CURRENT VALUE: $160,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

DESCRIPTION OF SERIES MEEBIT 11275 NFT

Investment Overview

•Upon completion of the Series #MEEB11275 Offering, Series #MEEB11275 will purchase a Number 11275 Elephant Meebit NFT for Series #MEEB11275 (The “Series Meebit 11275 NFT” or the “Underlying Asset” with respect to Series #MEEB11275, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•Meebits are a collection of 20,000 uniquely generated 3D NFT characters created by Larva Labs, the developers behind CryptoPunks.

•The Underlying Asset is a Number 11275 Elephant Meebit NFT.

Asset Description

Overview & Authentication

•In June of 2017, the founders of Larva Labs, Matt Hall and John Watkinson, released 10,000 CryptoPunks to the public. Each CryptoPunk character was generated algorithmically from a set of templates, creating unique characters with varying levels of rarity and characteristics.

•Meebits were included in Christie's “No Time Like Present” auction, which also featured CryptoPunks and Bored Apes.

•Larva Labs launched Meebits in May 2021, a collection of 20,000 uniquely generated 3D characters.

•Each Meebit comes in 1 of 7 basic types, with over 94% falling under the Human type.

•Elephant Meebits represent 1.28% of all Meebits.

•According Larva Labs, owners of Meebits have the ability to “render and animate” their Meebit as well as the option to use the NFT as their avatar in the metaverse.

•In October 2021, Cryptocurrency-focused investment management company, Meta4 Capital, launched.  Their blue-chip NFT portfolio included Meebits alongside Mutant Apes, Cryptoads and plots of land in The Sandbox metaverse platform.  Meta4 Capital received major investment from Andreessen Horowitz’s A16z fund.

•HOFA Gallery put on a hybrid exhibition entitled, “Portrait of an Era,” in London between September 23 to October 7, 2021.  It was hailed as the “world’s most valuable gallery NFT exhibition,” by a gallery spokesperson.

•United Talent Agency (UTA), a well-known American talent firm, announced that it will represent Larva Labs, Meebits, Autoglyphs, and Cryptopunks, paving a way for opportunities across television, publishing, film, licensing, and video games.

•The Tech Times named Meebits one of the 5 most popular NFT collections in September 2021.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a Number 11275 Elephant Meebit NFT.

•The Underlying Asset has the following 9 properties: Gold Earring (Earring), Frameless (Glasses), Bald (Hair Style), Wool Hat (Hat), Gray (Hat Color), Athletic Shorts (Pants), Black (Pants Color), Logo Tee (Shirt), and Neon Sneakers (Shoes).

•The Underlying Asset’s rarest feature is Wool Hat (Hat), which is found in 3.35% of Meebits.

Notable Defects

•The Underlying Asset is consistent with proof of ownership stored on the Ethereum blockchain.

Details

Series Meebit 11275 NFT
Creator	Larva Labs
NFT	Meebit
Number	#11275
Type	Elephant
Type Rarity	1 of 256 (Elephant)
Attribute	Shirt
Attribute Rarity	Logo Tee (1 of 996)
Attribute	Pants
Attribute Rarity	Black Athletic Shorts (1 of 761)
Attribute	Shoes
Attribute Rarity	Neon Sneakers (1 of 799)
Attribute	Earing
Attribute Rarity	Gold Earing (1 of 859)
Attribute	Glasses
Attribute Rarity	Frameless (1 of 1,339)
Attribute	Hair
Attribute Rarity	Bald (1 of 1,752)
Attribute	Hat
Attribute Rarity	Wool Hat (1 of 670)
Minting Date	May 3, 2021
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Meebit 11275 NFT going forward.

#MEEB11275 | $160K

COMPARABLE ASSET VALUE

ASSET VALUE
+263%

TRANSACTIONS
20

#MEEB11275 | *Visuals*

Meta4, a cryptocurrency-focused investment fund backed by Andreessen-Horowitz, announced they plan to include Meebits in their blue-chip NFT portfolio alongside CryptoPunks and Bored Apes.

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